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                                                       EXHIBIT 4.(ii)(d)(17)
- --------------------------------------------------------------------------------
                                                        Contract No. MA-13070





                             AMENDMENT NUMBER 1 TO
                               SECURITY AGREEMENT



                      Relating to United States Government
                     Guaranteed Ship Financing Obligations




                                    between



                          GREAT INDEPENDENCE SHIP CO.
                                   Shipowner




                                      and




                          THE UNITED STATES OF AMERICA





                           Dated as of March 28, 1996

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                             AMENDMENT NUMBER 1 TO
                               SECURITY AGREEMENT


         THIS AMENDMENT NUMBER 1 TO SECURITY AGREEMENT, dated as of March 28, 1996 ("Amendment Number 1 to Security Agreement"), between GREAT INDEPENDENCE SHIP CO., a Delaware corporation (the "Shipowner") and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.

                              W I T N E S S E T H:

         A. On December 7, 1995, the Shipowner and the Secretary entered into the Security Agreement, Contract No. MA-13070 (the "Security Agreement");

         B. The Shipowner is the sole owner of the whole of the INDEPENDENCE O.N. 261147 (the "Vessel") reconditioned/reconstructed pursuant to certain construction contracts with Newport News Shipbuilding and Drydock Company ("Newport News") and Hopeman Brothers, Inc.;

         C. To finance part of the cost of reconditioning/reconstruction of the Vessel, the Shipowner, on December 7, 1995, issued its United States Government Guaranteed Ship Financing Obligations, Independence Series A, in the aggregate principal amount of $26,429,000 (the "Original Obligations");

         D. The Shipowner, the Vessel, Great Hawaiian Properties Corporation, dba American Hawaii Cruises ("Great Hawaiian"), American Classic Voyages Co. (formerly known as The Delta Queen Steamboat Co.) and Newport News were parties in an action originally brought by Newport News in the United States District Court for the Eastern District of Virginia (the "Court") as Civil Action No. 4:94CV148 (the "Litigation") because of disagreement as to the amounts required to be paid to Newport News by or for the account of the Shipowner in connection with the reconditioning/reconstruction of the Vessel. On February __, 1996, the parties to the Litigation reached a settlement (the "Settlement");

         E. The Settlement has enabled the Secretary to make a redetermination of Actual Cost and, on the date hereof, the Shipowner has duly created and authorized the issuance of $6,903,000 in principal amount of its notes and bonds designated "United States Government Guaranteed Ship Financing Obligations, Independence Series B", consisting of the Additional 2005 Notes and the Additional 2015 Bonds (collectively, the "Additional

Obligations"), which when duly executed and delivered pursuant to Supplemental Indenture No. 1 between it and the Indenture Trustee, dated as of the date hereof, will constitute the legal, valid and binding obligations of the Shipowner (the Original Obligations and the Additional Obligation shall, collectively, be referred to as the "Obligations");

         F. The Secretary has authorized the issuance of the Additional Obligations under the provisions of Title XI of the Merchant Marine Act, 1936, as amended ("Title XI") and will authorize a Guarantee to be endorsed upon each of the Additional Obligations. Pursuant to the terms of the Secretary's Determination dated as of the date hereof, entered into between the Secretary and the Indenture Trustee, the Indenture Trustee is authorized to endorse and execute by means of a facsimile signature of the Secretary and a facsimile seal of the Department of Transportation, and to authenticate on each of the Additional Obligations, a Guarantee of the payment in full of all the unpaid interest to the date of payment, and all the unpaid principal, of such Obligations (individually, a "Guarantee" and collectively, the "Guarantees").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE FIRST

                      ACTUAL COST, DEPRECIATED ACTUAL COST

         (a) Pursuant to Sections 1101(f), 1101(g) and 1104(b)(2) of the Act, the Secretary has determined as follows:

                 The aggregate Actual Cost of the Vessel is $40,006,036 and the Depreciated Actual Cost of the Vessel is $38,096,433, comprised of the amounts set forth in Table A, annexed hereto and by this reference made a part hereof, which amounts are itemized in said Table. The Secretary shall from time to time hereafter redetermine the above-stated Actual Cost for the Vessel and may from time to time hereafter redetermine the above-stated Depreciated Actual Cost for the Vessel.

         (b) The aggregate principal amount of the Obligations will equal, but not exceed, 87 1/2% of the Depreciated Actual Cost of the Vessel as of the Closing Date.

                                 ARTICLE SECOND

                              THE SECRETARY'S NOTE





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         On the date hereof the Shipowner has duly executed and delivered and the Secretary has accepted the Endorsement to the Secretary's Note substantially in the form of Exhibit 1 annexed hereto payable in an amount equal to the principal amount of the Additional Obligations issued and sold pursuant to Supplemental Indenture No. 1. Such promissory note, together with any endorsements thereto, is herein called the "Endorsement to the Secretary's Note".

                                 ARTICLE THIRD

                                  DEFINITIONS

         For all purposes of the Security Agreement, unless otherwise expressly provided or unless the context otherwise requires:

                 (1) All references herein to Articles, Sections or other subdivisions, unless otherwise specified, refer to the corresponding Articles, Sections and other subdivisions of the Security Agreement;

                 (2) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to the Security Agreement;

                 (3) The terms defined in Schedule X to the Security Agreement or by reference therein to other instruments shall have the respective meanings stated in said Schedule X or such other instruments;

                 (4) Said Schedule X is hereby revised:

         (a)     by revising the following definitions:

         "Closing Date" means, with respect to the Original Obligations, the date on which the Security Agreement and Secretary's Note are executed and, with respect to the Additional Obligations, means the date on which Amendment Number 1 to the Security Agreement and the Endorsements to the Secretary's Note are executed.

         "Obligation" means each, and "Obligations" means every obligation of the Shipowner bearing a Guarantee and authenticated and delivered pursuant to the Indenture as amended by Supplemental Indenture No. 1 and the Authorization Agreement as amended by the Secretary's Determination.

         "Offering Circular" means the offering circular relating to the issuance and sale of the Original Obligations or the Additional Obligations.

         "Secretary's Note" means a promissory note or promissory notes issued and delivered by the Shipowner to the Secretary described in Article Second of the Special





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Provisions of the Security Agreement, as endorsed or supplemented, and shall also mean any promissory note issued in substitution for and replacement thereof pursuant to the Security Agreement; and

         (b) and by adding the following new definitions:

         "Additional Obligations" means each, and "Additional Obligations" means every, obligation of the Shipowner bearing a Guarantee and authenticated and delivered pursuant to Supplemental Indenture No. 1 and the Secretary's Determination, designated United States Government Guaranteed Ship Financing Obligations, Independence Series B.

         "Secretary's Determination" means the Secretary's Determination dated the date of Supplemental Indenture No. 1, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on each of the Additional Obligations.

         "Supplemental Indenture No. 1" means the Supplemental Indenture, dated the Closing Date relating to the Additional Obligations, between the Shipowner and the Indenture Trustee.





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                                 ARTICLE FOURTH

                                 MISCELLANEOUS

         (a) Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary and the original of this document held by any other party hereto, the provisions of the original of this document held by the Secretary shall prevail.

         (b) Except as modified and expressly amended by this Amendment Number 1 to Security Agreement, the Security Agreement is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         (c) This instrument may be executed in any number of counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.





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         IN WITNESS WHEREOF, this Amendment Number 1 to Security Agreement has been executed by the parties as of the day and year first written.


                                   GREAT INDEPENDENCE SHIP CO.
                                             as Shipowner


                                  BY: /s/ Jordan B. Allen
                                      _________________________
                                           Vice President



Attest:

/s/ Robin Mariella
__________________________
Assistant Secretary

                                           UNITED STATES OF AMERICA
                                           SECRETARY OF TRANSPORTATION

                                           MARITIME ADMINISTRATOR


                                           BY: /s/ Joel C. Richard
                                               _________________________
                                                   Secretary
                                                   Maritime Administration

(SEAL)

Attest:


/s/ Sarah J. Johnson
_____________________
Assistant Secretary
Maritime Administration




                                    TABLE A


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        The Actual Cost of the Vessel INDEPENDENCE, O.N. 261147, as of the date hereof, as determined by the Secretary, for the reconditioning/reconstruction of the INDEPENDENCE, is $40,006,036, and the Depreciated Actual Cost, as of the date hereof, as determined by the Secretary, is $38,096,433, both calculated and itemized as follows:

                                                         Amount
                                                        Obligated          Total Actual
                                   Amount             (or otherwise)     Cost/Depreciated
                                   Paid                To Be Paid           Actual Cost
                                   -----               ----------        ----------------
Shipyard Price                    $11,815,167                              $40,006,036
Owner Furnished Items              14,737,980
Design, Engineering
& Inspection                        3,496,181
Changes and Extras                  9,871,500
Net Interest During
 Construction                          85,208
                                  -----------         -----------        ----------------
Total Actual Cost                 $40,006,036                               $40,006,036

Less Depreciation
to March 28, 1996:                $ 1,909,603

                 Total Depreciation                                         $ 1,909,603
                                                                             ----------

Total Depreciated Actual Cost                                               $38,096,433
                                                                             ----------